UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2016 (December 23, 2015)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2015, pursuant to a resolution of the Compensation Committee of our Board, we notified Dr. William A. Carter, our chairman of the board, chief executive officer and chief scientific officer, that we were not renewing his Amended and Restated Engagement Agreement dated June 11, 2010 (the “Agreement”). As a result, the Agreement terminated on December 31, 2015 per its terms. We have agreed to continue to pay Dr. Carter a base fee at the rate of $331,750 per year, payable monthly, for services that he renders to us as a consultant. We have the right to terminate these payments on 30 days’ written notice. Pursuant to the Agreement, Dr. Carter provided consulting services related to patent development. Dr. Carter’s employment agreement remains unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	December 23, 2015 letter to Dr. Carter related to non-renewal of his consulting agreement and continued consulting services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

January 14, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels,
President